                                                                     EXHIBIT 4.2


--------------------------------------------------------------------------------


                           ONYX ACCEPTANCE CORPORATION
                                    As Issuer



                                       AND



                              BANKERS TRUST COMPANY
                                   As Trustee

                           --------------------------


                                    INDENTURE


                        Dated as of [CLOSING DATE], 2000



                           --------------------------



                  __% Subordinated Notes due ___________, 2006


--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

TIA Section                                                                     Indenture Section
-----------                                                                     -----------------
(S) 310  (a) (1)................................................................           609
         (a) (2)................................................................           609
         (a) (3)................................................................          N.A.
         (a) (4)................................................................          N.A.
         (a) (5)................................................................        608(d)
         (b) ................................................................... 608; 609; 610
         (c)  ..................................................................          N.A.
(S) 311  (a)  ..................................................................           613
         (b)  ..................................................................           613
         (c)  ..................................................................          N.A.
(S) 312  (a)  ..................................................................           701
         (b)  ..................................................................           702
         (c)  ..................................................................           702
(S) 313  (a)  ..................................................................           704
         (b) (1)  ..............................................................           704
         (c)  ..................................................................           704
         (d)  ..................................................................           704
(S) 314  (a)  ..................................................................     703; 1014
         (b)  ..................................................................          N.A.
         (c) (1)  ..............................................................           102
         (c) (2)  ..............................................................           102
         (c) (3)  ..............................................................          N.A.
         (d)  ..................................................................          N.A.
         (e)  ..................................................................           102
         (f)  ..................................................................          N.A.
(S) 315  (a)  ..................................................................           601
         (b)  ..................................................................           602
         (c)  ..................................................................           601
         (d)   .................................................................           601
         (e)   .................................................................           514
(S) 316  (a) (last sentence)  ..................................................           101
         (a)(1)(A)..............................................................           512
         (a)(1)(B) .............................................................           513
         (a)(2)  ...............................................................          N.A.
         (b)  ..................................................................           513
         (c) ...................................................................           104
(S) 317  (a)(1) ................................................................           503
         (a)(2)  ...............................................................           504
         (b) ...................................................................          1003
(S)318   (a) ...................................................................           107

---------------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                           Page
RECITALS.....................................................................................1

ARTICLE ONE   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION........................1
   SECTION 101.  DEFINITIONS.................................................................1
   SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.......................................13
   SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.....................................13
   SECTION 104.  ACTS OF HOLDERS............................................................14
   SECTION 105.  NOTICES, ETC., TO TRUSTEE AND COMPANY......................................16
   SECTION 106.  NOTICE TO NOTEHOLDERS; WAIVER..............................................16
   SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT..........................................17
   SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS...................................17
   SECTION 109.  SUCCESSORS AND ASSIGNS.....................................................17
   SECTION 110.  SEPARABILITY CLAUSE........................................................17
   SECTION 111.  BENEFITS OF INDENTURE......................................................17
   SECTION 112.  GOVERNING LAW..............................................................17
   SECTION 113.  LEGAL HOLIDAYS.............................................................17
   SECTION 114.  IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS............17

ARTICLE TWO   NOTE FORM.....................................................................19
   SECTION 201.  FORM GENERALLY.............................................................19
   SECTION 202.  FORM OF FACE OF NOTES......................................................19
   SECTION 203.  FORM OF REVERSE SIDE OF NOTE...............................................21
   SECTION 204.  FORM OF CERTIFICATE OF AUTHENTICATION AND FORM OF ASSIGNMENT...............23

ARTICLE THREE   THE NOTES...................................................................24
   SECTION 301.  TITLE AND TERMS GENERALLY..................................................24
   SECTION 302.  DENOMINATIONS..............................................................24
   SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.............................24
   SECTION 304.  TEMPORARY NOTES............................................................25
   SECTION 305.  REGISTRATION, TRANSFER, AND EXCHANGE.......................................25
   SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES................................26
   SECTION 307.  PAYMENTS OF PRINCIPAL AND INTEREST; RIGHTS PRESERVED.......................27
   SECTION 308.  PERSONS DEEMED OWNERS......................................................28
   SECTION 309.  CANCELLATION...............................................................28
   SECTION 310.  COMPUTATION OF INTEREST....................................................28
   SECTION 311.  AUTHENTICATION AND DELIVERY OF ORIGINAL ISSUE..............................28

ARTICLE FOUR   SATISFACTION AND DISCHARGE...................................................29
   SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE....................................29
   SECTION 402.  LEGAL DEFEASANCE...........................................................29
   SECTION 403.  COVENANT DEFEASANCE........................................................30
   SECTION 404.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE............................30
   SECTION 405.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER
                 MISCELLANEOUS PROVISIONS...................................................32
   SECTION 405.  REINSTATEMENT..............................................................32
   SECTION 407.  MONEYS HELD BY PAYING AGENT................................................32

   SECTION 408.  MONEYS HELD BY TRUSTEE.....................................................32

ARTICLE FIVE   REMEDIES.....................................................................34
   SECTION 501.  EVENTS OF DEFAULT..........................................................34
   SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.........................35
   SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE............36
   SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM...........................................37
   SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.....................37
   SECTION 506.  APPLICATION OF MONEY COLLECTED.............................................37
   SECTION 507.  LIMITATION ON SUITS........................................................38
   SECTION 508.  UNCONDITIONAL RIGHT OF NOTEHOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND
                 INTEREST...................................................................39
   SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.........................................39
   SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.............................................39
   SECTION 511.  DELAY OR OMISSION NOT WAIVER...............................................39
   SECTION 512.  CONTROL BY NOTEHOLDERS.....................................................39
   SECTION 513.  WAIVER OF PAST DEFAULTS....................................................39
   SECTION 514.  UNDERTAKING FOR COSTS......................................................40
   SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS...........................................40

ARTICLE SIX   THE TRUSTEE...................................................................41
   SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES........................................41
   SECTION 602.  NOTICE OF DEFAULTS.........................................................42
   SECTION 603.  CERTAIN RIGHTS OF TRUSTEE..................................................42
   SECTION 604.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES..........................43
   SECTION 605.  TRUSTEE MAY HOLD NOTES.....................................................43
   SECTION 606.  MONEY HELD IN TRUST........................................................43
   SECTION 607.  COMPENSATION AND REIMBURSEMENT.............................................43
   SECTION 608.  DISQUALIFICATION; CONFLICTING INTERESTS....................................44
   SECTION 609.  TRUSTEE REQUIRED; ELIGIBILITY..............................................44
   SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR..........................44
   SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.....................................45
   SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                 BUSINESS...................................................................45
   SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..........................46
   SECTION 614.  APPOINTMENT OF AUTHENTICATING AGENT........................................46

ARTICLE SEVEN   NOTEHOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.......................48
   SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS..............48
   SECTION 702.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.................48
   SECTION 703.  REPORTS BY THE COMPANY.....................................................49
   SECTION 704.  REPORTS BY TRUSTEE.........................................................50

ARTICLE EIGHT   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE........................52
   SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.......................52
   SECTION 802.  SUCCESSOR SUBSTITUTED......................................................53

ARTICLE NINE   SUPPLEMENTAL INDENTURES......................................................54
   SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.....................54

   SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS........................54
   SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.......................................55
   SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES..........................................55
   SECTION 905.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES..............................55
   SECTION 906.  EFFECT ON SENIOR DEBT......................................................55
   SECTION 907.  CONFORMITY WITH TRUST INDENTURE ACT........................................55

ARTICLE TEN   COVENANTS.....................................................................56
   SECTION 1001. PAYMENT OF PRINCIPAL AND INTEREST..........................................56
   SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY............................................56
   SECTION 1003. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST................................56
   SECTION 1004. MAINTENANCE OF CORPORATE EXISTENCE, LICENSING AND RIGHTS...................57
   SECTION 1005. PAYMENT OF TAXES AND ASSESSMENTS...........................................57
   SECTION 1006. INTENTIONALLY OMITTED......................................................58
   SECTION 1007. MAINTENANCE OF NASDAQ LISTING..............................................58
   SECTION 1008. LIMITATION ON ADDITIONAL INDEBTEDNESS......................................58
   SECTION 1009. TRANSACTIONS WITH AFFILIATES...............................................59
   SECTION 1010. Limitation on Dividends and Other Payment Restrictions Affecting a
                 Subsidiary.................................................................60
   SECTION 1011. RESTRICTIONS ON RESTRICTED PAYMENTS........................................61
   SECTION 1012. NET WORTH..................................................................62
   SECTION 1013. WAIVER OF CERTAIN COVENANTS................................................62
   SECTION 1014. STATEMENT AS TO COMPLIANCE.................................................62

ARTICLE ELEVEN   REDEMPTION OF NOTES........................................................63
   SECTION 1101. OPTIONAL REDEMPTION........................................................63
   SECTION 1102. APPLICABILITY OF ARTICLE...................................................63
   SECTION 1103. ELECTION TO REDEEM; NOTICE TO TRUSTEE......................................63
   SECTION 1104. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED...............................63
   SECTION 1105. NOTICE OF REDEMPTION.......................................................63
   SECTION 1106. DEPOSIT OF REDEMPTION PRICE................................................64
   SECTION 1107. NOTES PAYABLE ON REDEMPTION DATE...........................................64

ARTICLE TWELVE   REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON CHANGE IN CONTROL.....65
   SECTION 1201. RIGHT TO REQUIRE REPURCHASE................................................65
   SECTION 1202. NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC........................65
   SECTION 1203. CERTAIN DEFINITIONS........................................................66

ARTICLE THIRTEEN   SUBORDINATION OF NOTES...................................................67
   SECTION 1301. AGREEMENT TO SUBORDINATE...................................................67
   SECTION 1302. DISTRIBUTION OF ASSETS, ETC................................................67
   SECTION 1303. NO PAYMENT TO NOTEHOLDERS IF SENIOR DEBT IS IN DEFAULT.....................67
   SECTION 1304. SUBROGATION................................................................68
   SECTION 1305. OBLIGATION OF COMPANY UNCONDITIONAL........................................68
   SECTION 1306. PAYMENTS ON NOTES PERMITTED................................................68
   SECTION 1307. EFFECTUATION OF SUBORDINATION BY TRUSTEE...................................69
   SECTION 1308. KNOWLEDGE OF TRUSTEE.......................................................69
   SECTION 1309. RIGHTS OF HOLDERS OF SENIOR DEBT NOT IMPAIRED..............................69
   SECTION 1310. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT...........................69
   SECTION 1311. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT.................................69
   SECTION 1312. ARTICLE APPLICABLE TO PAYING AGENTS........................................69

   SECTION 1313. RIGHTS AND OBLIGATIONS SUBJECT TO POWER OF COURT...........................70

                                    INDENTURE

        THIS INDENTURE, dated as of April __, 2000, between Onyx
Acceptance Corporation, a Delaware corporation (the "Company"), having its principal office at 27051 Towne Centre Drive, Foothill Ranch, CA 92610 and Bankers Trust Company, a New York banking corporation (the "Trustee"), currently located at Four Albany Street, New York, New York 10006.

                                    RECITALS


        WHEREAS, for its lawful corporate purposes, the Company has duly authorized an issue of its ___% Subordinated Notes (the "Notes") in the aggregate principal amount of up to Thirteen Million Eight Hundred Thousand Dollars ($13,800,000), to be issued as fully registered Notes without coupons, to be authenticated by the Certificate of the Trustee, to be payable and to be redeemable all as hereinafter provided; and


        WHEREAS, the Trustee has power to enter into this Indenture and to accept and execute the trusts herein created; and

        WHEREAS, the Company represents that all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided and issued, the valid, binding and legal obligations of the Company, and to constitute this instrument a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized, and the Company, in the exercise of each and every right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Notes.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in order to provide for the payment of the principal of, premium, if any, and interest on the Notes issued under this Indenture according to their tenor and effect and the performance and observance of each and all of the covenants and conditions herein and therein contained, for and in consideration of the premises and of the purchase and acceptance of the Notes by the respective purchasers thereof and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Indenture in trust for the equal and proportionate benefit, security and protection of all of the Holders of Notes issued or to be issued under and secured by this Indenture, without preference, priority or distinction as to lien or otherwise of any of the Notes over any of the others;

        THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted with the respective Noteholders from time to time as follows:


                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  DEFINITIONS.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

        (2) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended (the "TIA"), either directly or by reference therein, have the meanings assigned to them therein;

        (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

        (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Article Six, are defined in that Article.

        "Act," when used with respect to any Holder, has the meaning specified in Section 104.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the generality of the foregoing, at the date of this Indenture, the "Affiliates" of the Company include any Subsidiary. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

        "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

        "BayView Loan Agreement" means the Term Loan Agreement dated as of February 24, 1998 between the Company and BayView Capital Corporation.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

        "Capitalized Lease Obligation" means any lease or other agreement for the use of property which, in accordance with GAAP, should be capitalized on the lessee's or user's balance sheet.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in equity of such Person (however designated), including any preferred stock, but excluding any debt securities convertible into such equity.

        "Cash Equivalents" means, with respect to any Person at any date of determination, any of the following held by such Person, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of, or a savings account in, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and whose long-term debt is rated "A" or higher according to Moody's Investors Service, Inc. (or such similar rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act); (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except any Affiliate of the Company) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements with a term of not more than 30 days for underlying securities of the type listed in clause (i) above entered into with a bank meeting the obligations of clause (ii) above; (v) instruments backed by letters of credit issued by financial institutions satisfying the conditions of (ii) above; and (vi) mutual funds or similar securities, not less than 80% of the assets of which are invested in securities of the type referred to in clauses (i) through (v).

        "Change of Control" has the meaning specified in Section 1203.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

        "Common Stock" means the Company's Common Stock, $.01 par value per share, authorized at the date this Indenture is executed, whether voting or non-voting, and shares of any class or classes resulting from any reclassification or reclassifications thereof which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and also shall include stock of the Company of any other class, whether now or hereafter authorized, which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with such Common Stock or other class of stock into which such Common Stock may have been changed; provided however, that warrants or other rights to purchase Common Stock will not be deemed to be Common Stock.

        "Company" means Onyx Acceptance Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

        "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

        "Company Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Trustee. In the event the Board of Directors shall delegate to any director or officer of the Company or any group consisting of directors of the Company, officers of the Company or directors and officers of the Company the authority to take any action which under the terms of this Indenture may be taken by "Company Resolution," then any action so taken by, and set forth in a resolution adopted by, the director, officer or group within the scope of such delegation shall be deemed to be a "Company Resolution" for purposes of this Indenture.

        "Consolidated" when used in conjunction with any other defined term means the aggregate amount of the items included within the defined term of the Company on a consolidated basis in accordance with GAAP, eliminating inter-company items.

        "Consolidated Debt" shall have the meaning assigned to it in accordance with GAAP.

        "Consolidated Leverage Ratio" as of any date of determination means the ratio (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries excluding (A) Permitted Warehouse Indebtedness,
(B) Indebtedness under Currency Exchange Protection Agreements and Interest Rate Protection Agreements permitted to be incurred pursuant to clause (7) of Section 1008 hereof (C) Indebtedness of a Securitization Entity permitted to be incurred pursuant to clause (9) of Section 1008 hereof (D) Indebtedness incurred in connection with a Change in Control permitted to be incurred pursuant to clause
(6) of Section 1008 hereof, and (E) Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to clause (10) of Section 1008 hereof to (ii) the Consolidated Tangible Net Worth of the Company.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries, for such period, on a Consolidated basis, determined in accordance with GAAP, provided that extraordinary gains and losses (determined in accordance with GAAP) shall be excluded.

        "Consolidated Tangible Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock (other than Disqualified Stock) outstanding at such date, as determined on a Consolidated basis in accordance with GAAP less any portion of such stockholders' equity attributable to intangible assets as determined in accordance with GAAP and prepaid expenses.

        "Corporate Trust Office," when used with respect to the Trustee means the principal office of the Trustee in the state of New York, at which at any particular time its corporate trust business shall be principally administered, which office is on the date of this Indenture located at Four Albany Street, New York, New York 10006, or said office of any successor Trustee.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Defaulted Interest" has the meaning specified in Section 307.

        "Defaulted Principal" has the meaning specified in Section 307.

        "Disqualified Stock" means, with respect to any Person, any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes; provided, however, that Capital Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Capital Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of Article Twelve hereof, shall not be deemed to be Disqualified Stock solely by virtue of such provisions.

        "Dividends" means payments in respect of the Company's Common Stock in either cash or property, but shall not include payments solely in Common Stock or distributions in the form of rights to acquire Common Stock.

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Expiration Date" is defined in Section 104 hereof.

        "Financial Statements" means the statement of operations, balance sheet, and/or statement of cash flows of any Person prepared in accordance with GAAP.

        "GAAP" means generally accepted accounting principles, consistently applied.

        "Guaranty" by any Person means any obligations, including letters of credit, both standby and irrevocable in nature, other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection, guaranteeing any Indebtedness, dividend, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds for the purchase or payment of such Indebtedness or obligation, or to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this definition, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be equal to the principal amount of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation, liability, or dividend shall be deemed to be equal to the maximum aggregate amount of such obligation, liability or dividend.

        "Holder" when used with respect to any Note means a Noteholder.

        "Indebtedness" means, with respect to any Person at any date, without duplication, all items of indebtedness in respect of borrowed money which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet or statement of financial position of such Person at such date, and in addition shall include (i) Guaranties by such Person, (ii) all Capitalized Lease Obligations of such Person, and (iii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by such Person, whether or not the indebtedness so secured has been assumed by such Person, excluding for the purpose of clause (iii), a security interest in any property or asset granted by a special purpose financing subsidiary in connection with a securitization in which no indebtedness is recorded on the Company's consolidated balance sheet and in which recourse for non-payment or nonperformance is limited to realization pursuant to such security interest upon such property or asset. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds, securities, or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness, for the payment, redemption, or satisfaction of such Indebtedness, and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall also include the terms of the Notes established as contemplated by
Section 301.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

        "Interest Rate Protection Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

        "Issue Date" means the date on which the Notes are originally issued in accordance with the terms of this Indenture.

        "Investment" in any Person means any direct or indirect advance, loan (other than acquisition or origination of consumer finance contracts in the ordinary course of the Company's business) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for Capital Stock or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, indebtedness or similar instruments issued by such Person. Investments shall not include (i) transfer or sale of consumer finance contracts to special purpose financing subsidiaries of the Company or to related trusts in connection with the securitization of such assets in the ordinary course of business consistent with past practice, (ii) cash deposits to fund credit enhancement accounts in connection with such securitizations or (iii) acquisition of credit enhancement assets in the ordinary course of business consistent with past practice.

        "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to Indebtedness of such Person.

        "Maturity" when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption, required repurchase pursuant to Article Twelve or otherwise.

        "Nasdaq" means the automated quotation system of the National Association of Securities Dealers, Inc. or another comparable quotation system.

        "Net Income" means, with respect to any Person for any period, the net income or loss of such Person determined in accordance with GAAP.

        "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of the Restricted Subsidiaries (other than the Person incurring such Indebtedness) (i) provides a Guaranty or other credit enhancement of any kind (including any undertaking, agreement or instruction that would constitute Indebtedness or (ii) is directly or indirectly liable (as the primary obligor or otherwise); (b) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (c) as to which the lenders or holders thereof have been notified in writing that they will not have any recourse to the Capital Stock or any of its Restricted Subsidiaries (other than the Person Incurring such Indebtedness).

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

        "Noteholder" means a Person in whose name a Note is registered on the Note Register, or the beneficial owner of such Notes if record ownership is held by a nominee.

        "Notes" means the ___% Subordinated Notes due _________, 2006 issued pursuant to this Indenture.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Executive Vice President or any Vice President, and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

        "Original Interest Accrual Date" as to any Note, means the date from which interest shall begin to accrue in connection with the original issuance of such Note, which shall be [closing date], or with respect to any Note sold after any quarterly Interest Payment Date, the most recent Interest Payment Date.

        "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that if such Notes are to be redeemed notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (iii) Notes which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture; provided, however, that in determining whether the Noteholders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder as of any date. Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

        "Parity Debt" means Indebtedness incurred under the Bay View Loan Agreement and any and all Indebtedness of the Company created, incurred, assumed, or guaranteed by the Company before, at, or after the date of execution of the Indenture which (a) matures by its terms, or is renewable at the option of the Company to a date, more than one year after the date of the original creation, incurrence, assumption, or guaranty of such Indebtedness by the Company, (b) contains covenants, conditions and restrictions on the Company which are not inconsistent with nor violate any of the covenants, conditions and restrictions in this Indenture, and (c) is neither Senior Debt nor Subordinated Debt but in no event shall Parity Debt include deferred taxes.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company. Unless otherwise specified in a Company Order, the Paying Agent shall initially be the Trustee.

        "Permitted Investment" means an Investment by the Company or any Subsidiary in (i) the Company or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Cash Equivalents; (iv) receivables (other than Receivables) owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted

Subsidiary; (vii) Receivables; (viii) Interest Rate Protection Agreements and Currency Exchange Protection Agreements; (ix) Retained Interest Receivables; (x) loans to third parties for the origination of Receivables in the ordinary course of business and any warrants, Capital Stock or other consideration received in connection therewith; (xi) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; and (xii) Investments (other than Investments permitted pursuant to clauses (i) - (xi) above) by the Company and the Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000.

        "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed under such Warehouse Facility, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (x) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (y) 100% of the principal amount of such Receivables and
(iii) any such Indebtedness has not been outstanding in excess of 364 days.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note. For purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

        "Principal Payment Date" means the Maturity of the principal on the Notes.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the Indenture, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by a majority of the Board of Directors of the Company after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by a majority of the Board of Directors of the Company after consultation with the independent certified public accountants of the Company.

        "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary of the Company sells Receivables to a financial institution, commercial paper facility, conduit or Securitization Entity and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution, commercial paper facility, conduit or Securitization Entity.

        "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance or refinance the cost of the construction or purchase of, or repairs, improvements or additions to, property, the principal amount of which Indebtedness does not exceed the sum of (iv) 100% of such cost and (v) reasonable fees and expenses of such Person incurred in connection therewith.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any Receivables (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables.

        "Receivables" means installment sale contracts, loans evidenced by promissory notes secured by assets, leases, mortgages or other finance receivables or instruments purchased or originated in connection with the operations of a Related Business.

        "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, and "Regular Record Date" for the principal payable on any Principal Payment Date means the first day (whether or not a Business Day) of the calendar month in which such Principal Payment Date occurs.

        "Related Business" means any consumer automobile and light truck finance business, or any financial service business related thereto, including, without limitation, the business of the Company in existence on the Issue Date, and any other consumer or commercial finance business that does not produce gross revenues in excess of 25% of the consolidated gross revenues of the Company and its Subsidiaries.

        "Repurchase Date" is defined in Section 1201 hereof.

        "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any executive vice president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, or any other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

        "Restricted Payment" means: (i) the declaration or payment of any dividend or any other distribution on the Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of the capital stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock or in options, warrants or other rights to purchase Capital Stock, and (y) in the case of any Subsidiary of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary or (iii) Investments in any Person (other than a Permitted Investment). If a Restricted Payment is made in other than cash, the value of any such payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Company Resolution to be filed with the Trustee. For purposes of this definition, "Restricted Payment" shall not include (a) payments made in the form of the Company's Common Stock,
(b) mandatory repurchase obligations by the Company with respect to shares issued by any employee stock ownership plan of the Company, (c) purchases of common stock of, or Investments in a Wholly-Owned Subsidiary of the Company that is not a Restricted Subsidiary, (d) repurchases of the Company's Common Stock on the open market made in compliance with Rule 10b-18 of the Exchange Act so long as there is no Default or Event of Default which has not been cured and the Company will be in compliance with Section 1012 after giving pro forma effect to such repurchases or (e) repurchases of the Company's Common Stock on the open market made to fund matching contributions under the Company's 401(k) plan or deferred compensation program.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Retained Interest" means, over the life of a "pool" of Receivables that have been sold or otherwise transferred by a Person to a trust or other Person in a securitization or sale, the direct or indirect rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale with respect to such "pool", including any rights to receive cash flows attributable to such pool and retained by such Person, whether such rights are contractual, by virtue of such Person being a holder of Capital Stock of such trust or other Person or otherwise.

        "Retained Interest Receivables" of a Person means the direct or indirect right to Retained Interests capitalized on such Person's or any of its Restricted Subsidiaries' consolidated balance sheet (the amount of which shall be determined in accordance with GAAP), including, without limitation, subordinated and interest-only certificates and any such rights as a holder of Capital Stock of a trust or other Person to which a "pool" of Receivables has been sold or otherwise transferred in a securitization or sale.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Securitization
Entity: (a) has no outstanding Indebtedness other than Non-Recourse Indebtedness (other than Standard Securitization Undertakings), (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

        "Senior Debt" means the principal of, premium if any and all interest on
(i) any and all Indebtedness of the Company (other than the Notes, Parity Debt and Subordinated Debt) and (ii) all renewals, extensions and refundings thereof; provided that any Indebtedness shall not be Senior Debt if the instrument creating or evidencing any such Indebtedness or pursuant to which such Indebtedness is outstanding, provides that such Indebtedness, or such renewal, extension or refunding thereof, is junior or is not superior in right of payment to or ranks pari passu with the Notes.

        "Special Record Date" for the payment of any Defaulted Interest or Defaulted Principal means a date fixed by the Trustee pursuant to Section 307.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivables transaction.

        "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which such Note is due and payable or such installment of interest on such Note is due and payable.

        "Subordinated Debt" means any and all Indebtedness of the Company (but not any Subsidiary) created, incurred, assumed or guaranteed by the Company before, at or after the date of execution of this Indenture which, by the terms of the instrument (or any supplemental instrument) creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding it is provided that such Indebtedness, or any renewal, extension, or refunding thereof, (a) is expressly subordinate and junior in right of payment to the Notes (whether or not subordinated to any other Indebtedness of the Company or is not, by its terms, Senior Debt or Parity Debt. "Subordinated Debt" shall include any Indebtedness of the Company to Affiliates of the Company and any Indebtedness incurred by the Company under any agreement to redeem or repurchase any securities of the Company.

        "Subsidiary" means any corporation, more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors or trustees whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Total Liabilities" means, with respect to any Person for any period, the total liabilities of such Person, as presented on such Person's Consolidated Balance Sheet, for such period on a Consolidated basis, determined in accordance with GAAP.

        "Trust Estate" means all rights, interest and property which has been collaterally assigned to the Trustee.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors and at all times thereafter remains eligible to be so designated in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, (i) the Company could incur $1.00 of additional Indebtedness under Section 1008 (3) hereof and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. If, at anytime, the Company is unable to incur at least $1.00 of additional Indebtedness under Section 1008 hereof, or a Default shall have occurred and be continuing, any Subsidiary of the Company then designated an Unrestricted Subsidiary shall immediately become a Restricted Subsidiary.

        "Vice President" when used with respect to the Trustee or the Company, means any vice president, whether or not designated by a word or words added before or after the title "Vice President."

        "Warehouse Facility" means any funding arrangement with a financial institution to the extent such agreement is to finance the purchase or origination of Receivables by the Company or a Subsidiary of the Company, or the making of loan to a Person for the purpose of financing the purchase or origination by such Person of Receivables for resale or sale to the Company or any Subsidiary of the Company, and in each case for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including Purchase Facilities pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

        "Warehouse Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary of the Company equal to the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility, until such time such Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

        "Wholly Owned" when used in connection with any Subsidiary, means a Subsidiary of which all of the issued and outstanding shares of voting stock, except shares required as directors' qualifying shares, are owned by the Company and/or one or more of its Wholly Owned Subsidiaries. For purposes of this definition, "voting stock" shall have the same meaning as in the definition of Subsidiary.

SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, if requested by the Trustee, an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

        (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to such matters are erroneous.

        Any certificate or opinion of an officer of the Company or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate, statement or opinion of an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows or in the exercise of reasonable prudence should know that the certificate, statement or opinion with respect to the accounting matters upon which such certificate or opinion is based is erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may be consolidated and form one instrument.

SECTION 104.  ACTS OF HOLDERS.

        (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein or therein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity other than such person's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (3) The ownership of Notes shall be proved by the Note Register.

        (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

        (5) The Company may set any day as a record date for the purpose of determining the Holders of Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to the giving or making of any notice, declaration, request or direction referred to in the next paragraph. Such record date shall be the later of 30 days prior to the first solicitation of Holders of Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver, or other action or the date of the most recent list of holders furnished to the Trustee pursuant to
Section 701. If any record date is set pursuant to this paragraph, the Holders of Notes on such record date, and no other Holders shall be entitled to take relevant action, whether or not such Holders remain Holders after the record date, and no other Holders shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 106.

        The Trustee may set any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in
Section 502, (iii) any request to institute proceedings referred in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Day by Holders of the requisite principal amount of Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by the Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 106.

        With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no Expiration Date shall be later than the 180th day after the applicable record date; and provided, further, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

        Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any Note may do so with regard to all or any part of the principal amount of such Notes or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.  NOTICES, ETC., TO TRUSTEE AND COMPANY.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with the Trustee by any Holder or by the Company, or the Company by the Trustee or any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally, transmitted by facsimile transmission (provided a confirming copy is sent by mail), delivered by overnight courier or mailed, first-class postage prepaid.

        (1) if to the Trustee by any Holder or by the Company at its Corporate Trust Office, specified in the first paragraph of this instrument, or

        (2) if to the Company by the Trustee or by any Holder to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

        Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission, telex or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.

SECTION 106.  NOTICE TO NOTEHOLDERS; WAIVER.

        Where this Indenture or any Note provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, or if the terms herein provide for notice to less than all Noteholders, then to such Noteholders as to whom notice may be required to be sent, at each such Holder's address as it appears on the Note Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute notification for every purpose hereunder.

SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT.

        If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any of the provisions of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  SUCCESSORS AND ASSIGNS.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  SEPARABILITY CLAUSE.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  BENEFITS OF INDENTURE.

        Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  GOVERNING LAW.

        This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

SECTION 113.  LEGAL HOLIDAYS.

        In any case where any Interest Payment Date, Principal Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Principal Payment Date, Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after any such Interest Payment Date, Principal Payment Date, Redemption Date or Stated Maturity.

SECTION 114.  IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.

        No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Note, or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. It is expressly agreed and understood that this Indenture and the Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company, either directly or through the Company, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Notes or to be implied herefrom or therefrom. All liability, if any, of that character against every such incorporator, stockholder, employee, officer and director, by the acceptance of the Notes and as a condition of, and as part of the consideration for the execution of this Indenture and the issue of the Notes, is expressly waived and released.

                              (END OF ARTICLE ONE)

                                   ARTICLE TWO
                                    NOTE FORM


SECTION 201.  FORM GENERALLY.

        The Notes and the Trustee's Certificate of Authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

        The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 202.  FORM OF FACE OF NOTES.

                           ONYX ACCEPTANCE CORPORATION
                     Incorporated Under the Laws of Delaware
                     ___% SUBORDINATED NOTE DUE _____, 2006

Registered No.:                                                  Registered
                                                                 Principal
_______________________                                          Amount: $______

Original Interest Accrual                                            CUSIP:
Date: ________________


        Onyx Acceptance Corporation, a corporation created under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________________ or registered assigns, the principal sum of ______________ Dollars ($_______) on _____ 1, 2006 (the "Final Maturity Date") and to pay interest hereon from the Original Interest Accrual Date set forth above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, beginning on _____________, 2000 ("Initial Interest Payment Date") and on the 1st day of each
_______, ________, ________, and _______ thereafter until fully paid (each such date being an "Interest Payment Date"), at the rate of _____ percent (___%) per annum, until the principal hereof is paid or made available for payment. The principal hereof is subject to optional redemption, in whole but not in part, as provided in the Indenture, and if not so redeemed, shall be due and payable in full on the Final Maturity Date (any date set for principal payment is the "Principal Payment Date"). The principal and interest so payable and punctually paid or duly provided for on any Principal Payment Date or Interest Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered (the "Holder") at the close of business on the Regular Record Date for such principal or interest, which shall be the first day (whether or not a Business Day) of the calendar month next preceding such Principal Payment Date or Interest Payment Date. Any such principal or interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Principal or Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the applicable requirements of any securities exchange or market on which the Notes may be listed or included, and upon such notice as may be required by such exchange or market, all as more fully provided in the Indenture. Payment of the principal of and interest (and premium, if any) on this Note will be made at the office or agency maintained by the Company for such purpose in Foothill Ranch, California, or in such other office or agency as may be selected by the Company in accordance with the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made in United States dollars by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. THE HOLDER MUST PRESENT THIS NOTE TO COLLECT PRINCIPAL; AND WHEN FULLY PAID, THE NOTE SHALL BE SURRENDERED AND CANCELLED.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        No recourse shall be had for the payment of the principal or interest of this Note against any Company incorporator, stockholder, officer, director, employee or agent by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of incorporators, stockholders, directors, officers, employees and agents of the Company being released hereby.

        IN WITNESS WHEREOF, the Company has caused this ___% Subordinated Note due _____, 2006 to be signed in its name by the manual or facsimile signature of its President and attested to by the manual or facsimile signature of its Secretary.


Dated:                                      ONYX ACCEPTANCE CORPORATION
      --------------

                                            By
                                               ---------------------------------
                                            Name:

                                            Title:


Attest:


---------------------------------
               , Secretary
---------------




SECTION 203.  FORM OF REVERSE SIDE OF NOTE.


        This Note is one of a duly authorized issue of ___% Subordinated Notes of the Company designated as its ___% Subordinated Notes (the "Notes") in the maximum aggregate principal amount of up to $13,800,000, issued and to be issued under an Indenture, dated as of ______________, 2000 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders, and for a statement of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.


        The Notes are general unsecured obligations of the Company. The payment of the principal of and interest (and premium, if any) on this Note is expressly subordinated, as provided in the Indenture, to the payment of all Senior Debt, as defined in the Indenture, and, by the acceptance of this Note, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Debt, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder's attorney-in-fact the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate such subordination.

        The Notes are subject to redemption (either at the option of the Company or upon call by the Trustee) in whole at any time or in part from time to time as set forth herein. The Company may, at its option, at any time on or after _____ 15, 2002, redeem the Notes either as a whole or from time to time in part in a minimum aggregate principal amount of $100,000, chosen by lot, at the following Redemption Prices (expressed in percentages of the principal amount thereof), together with interest accrued and unpaid thereon to the Redemption Date (which shall be an Interest Payment Date), if redeemed during the twelve month period beginning _____ in each of the following years:

Year:                 2002       2003          2004            2005       and thereafter
Redemption Price:     105%       103%          101%            100%

        Notice of redemption will be mailed at least 30 days, but not more than 60 days, before the Redemption Date to each Holder at the registered address thereof.

        If this Note shall be redeemed by call for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Note.

        Interest installments whose Stated Maturity is on or before the Redemption Date or Repurchase Date will be payable to the Holders of such Notes, or one or more of Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.

        If an Event of Default as defined in the Indenture shall occur and be continuing, the outstanding principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Notes Outstanding.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Noteholders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Noteholders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Noteholders of all of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of the Company to pay the principal of and interest (and premium, if any) on this Note at the times, place and rate and in the coin or currency herein prescribed.

        In the event of a consolidation or merger of the Company into, or of the transfer of its assets substantially as an entirety to, a successor corporation in accordance with the Indenture, such successor corporation shall assume payment of the Notes and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the predecessor corporation shall be discharged from all obligations and covenants in respect of the Notes and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same; and, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Note or in another form satisfactory to the Company and the Note Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204.  FORM OF CERTIFICATE OF AUTHENTICATION AND FORM OF ASSIGNMENT.

                     [Form of Certificate of Authentication]

        Banker Trust Company, as Trustee, certifies that this Note is one of the ___% Subordinated Notes due _____ 15, 2006 issued by Onyx Acceptance Corporation, a Delaware corporation, referred to in the within-mentioned Indenture.


Dated:                                      BANKERS TRUST COMPANY, as Trustee
      -------
                                            By
                                               ---------------------------------
                                                       Authorized Signature


                              [Form of Assignment]

                (To be executed by the registered holder if such
                      holder desires to transfer this Note)

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print name and address of transferee) this Note, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________, as Attorney, to transfer the within Note on the books kept for registration thereof, with full power of substitution.

Dated:
      -----------
Signature:
          ------------------------------
          (Signature must conform in all
          respects to name of holder as
          specified on the face of the
          Note)

Social Security
or Other Identifying
Number of Transferee:
                      ------------------------------

Signature Guaranteed:

                              (END OF ARTICLE TWO)

                                  ARTICLE THREE
                                    THE NOTES


SECTION 301.  TITLE AND TERMS GENERALLY.


        The Notes shall be known and designated as the ___% Subordinated Notes due _____, 2006 of the Company. The maximum aggregate principal amount of Notes to be authenticated and delivered under this Indenture is $13,800,000, excluding accrued interest, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306 or 905 hereof. The Stated Maturity of the Notes shall be _____, 2006, and each Note shall bear interest at the rate of ___% per annum on the outstanding balance, until the principal thereof is paid or made available for payment.


        The Notes shall be dated as provided in Section 303 hereof, shall bear interest from the Original Interest Accrual Date of such Note, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable on each _________ 15, _________ 15, _________
15 and _________ 15, commencing on _____ 15, 2000, until the principal thereof is paid or made available for payment.

        The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency maintained by the Company in New York, New York (initially the principal corporate trust office of the Trustee), or in any other city or cities as the Company may maintain additional such offices or agencies pursuant to Section 1002, maintained for such purpose, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

        The Notes shall be redeemable at the option of the Company as provided in Article Eleven. The Company shall notify the Trustee of such election at least 60 days prior to the Redemption Date and shall rank pari passu with all Parity Debt.

        The Notes are unsecured obligations of the Company and shall be subordinated in right of payment to Senior Debt of the Company as provided in Article Thirteen. The Notes shall be senior in right of payment to all Subordinated Debt.

        The Notes are an obligation of the Company but not of any Affiliate or any other Person.

SECTION 302.  DENOMINATIONS.

        The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 or any integral multiple thereof.

SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

        The Notes shall be executed on behalf of the Company by its President or any Vice President and attested by its Secretary or Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

        Upon the initial issuance, each Note shall be dated __________, 2000, and thereafter, Notes issued hereunder shall be dated the date of their authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

SECTION 304.  TEMPORARY NOTES.

        Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder.

        Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 305.  REGISTRATION, TRANSFER, AND EXCHANGE.

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or any other office or agency pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

        Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination, of a like aggregate principal amount.

        At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

        All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

        Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed for transfer (if so required by the Company or the Trustee), or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304 or 905 not involving any transfer.

        The Company shall not be required to issue or register the transfer of any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption pursuant to Section 1105 and ending at the close of business on the day of such mailing or to register the transfer of or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

        If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like series, tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like series, tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, may instead of issuing a new Note, may pay such Note.

        Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.  PAYMENTS OF PRINCIPAL AND INTEREST; RIGHTS PRESERVED.

        Any installment of interest or interest and principal under any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date or Principal Payment Date, as the case may be, shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such installment.

        Any installment of interest or principal and interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") or on any Principal Payment Date (herein called "Defaulted Principal"), as the case may be, shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest or Defaulted Principal, as the case may be, shall be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

        (1) The Company may elect to make payment of any Defaulted Interest or Defaulted Principal to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or Defaulted Principal, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest or Defaulted Principal proposed to be paid on each Note and the date of the proposed payment and, at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or Defaulted Principal or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest or Defaulted Principal as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest or Defaulted Principal which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest or Defaulted Principal and the Special Record Date therefor to be mailed, first- class postage prepaid, to each Holder of an affected Note at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest or Defaulted Principal and the Special Record Date therefor having been so mailed, such Defaulted Interest or Defaulted Principal shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Paragraph (2).

        (2) The Company may make payment of any Defaulted Interest or Defaulted Principal in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Notes may be listed or included and, upon such notice as may be required by such exchange or market if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee and the Trustee shall have sent written notification to the Company to such effect.

        If any installment of interest whose Stated Maturity is on or prior to the Redemption Date for any Notes called for redemption pursuant to Section 301 or Article Eleven is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Notes.

        Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid and to accrue which were carried by such other Note.

        All payments of interest on the Notes to the person entitled thereto, whether made by the Company, the Trustee or any Paying Agent, as authorized pursuant to this Indenture, shall be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register, unless the Trustee determines such methods to be inappropriate in the circumstances.

        Holders must present and surrender the Notes to collect the principal of such Notes.

SECTION 308.  PERSONS DEEMED OWNERS.

        Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment (subject to Section 307) of principal of (and premium, if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.  CANCELLATION.

        All Notes surrendered for payment, redemption, registration of transfer or exchange if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of and a destruction certificate shall be delivered to the Company.

SECTION 310.  COMPUTATION OF INTEREST.

        Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 311.  AUTHENTICATION AND DELIVERY OF ORIGINAL ISSUE.

        Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount of $23,000,000 may be executed by the Company and delivered to the Trustee for authentication and delivered by the Trustee upon Company Order, without any further action by the Company.

                             (END OF ARTICLE THREE)

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE


SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

        This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

        (1) either:

                (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter paid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                (b) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company, in the case of this subsection (b)
(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

        (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel to the effect that such deposit does not violate (a) the provisions of Article Thirteen hereof or (b) any provisions of any Senior Debt or Parity Debt; and

        (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 shall survive, and, if the money shall have been deposited with the Trustee pursuant to subclause
(b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.  LEGAL DEFEASANCE.

        The Company may at its option, be discharged from its obligations with respect to the Notes (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all of its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 406 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 404 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Articles Two, Three and Seven and Section 1002 hereof, (c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 607 hereof) and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 with respect to the Notes notwithstanding the prior exercise of its option under Section 403 below with respect to the Notes.

SECTION 403.  COVENANT DEFEASANCE.

        At the option of the Company, the Company shall be released from its obligations under Sections 1005 through 1014, and Article Twelve hereof, on and after the date the conditions set forth in Section 404 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 404.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

        The following shall be the conditions to application of Section 402 or
Section 403 hereof to the outstanding Notes:

        (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (a) U.S. legal tender in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal or, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

        (2) No Event of Default or Default shall have occurred and no Event of Default of the type specified in Section 501(7) shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

        (3) Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company;

        (4) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other material agreement or instrument to which the Company or any of their Subsidiaries are a party or by which any Issuer or any of its Subsidiaries is bound;

        (5) The Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

        (6) In the case of an election under Section 402 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (b) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (7) In the case of an election under Section 403 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 402 above or the Covenant Defeasance under Section 403 hereof (as the case may be) have been complied with;

        (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

        (10) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Section 1101 hereof.

SECTION 405. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

        All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 401 or 404 hereof in respect of the outstanding notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 401 or 404 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 401 or 404 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 405.  REINSTATEMENT.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401, 402 or 403 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Four until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 401 hereof; provided, however, that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 407.  MONEYS HELD BY PAYING AGENT.

        In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 401 hereof, to the Company and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 408.  MONEYS HELD BY TRUSTEE.

        Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon a written request of the Company in the form of an Officers' Certificate, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                              (END OF ARTICLE FOUR)

                                  ARTICLE FIVE
                                    REMEDIES

SECTION 501.  EVENTS OF DEFAULT.

        "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (1) default in the payment of any installment of interest upon any Note when it becomes due and payable and continuance of such default for a period of 15 days (whether or not such payment is prohibited under the provisions of Article Thirteen); or

        (2) default in the payment of the principal of or premium, if any, on any Note at its Maturity (whether or not such payment is prohibited under the provisions of Article Thirteen); or

        (3) failure to comply with any covenant or agreement on the part of the Company contained in Article Eight hereof; or

        (4) breach of a covenant of the Company contained in Sections 1008 or 1011 hereof and the continuance of such breach for a period of 30 days after the due date for filing of the report pursuant to section 703(5) which reports such breach, unless prior to the expiration of the 30 day period referred to above, the Company shall have filed with the Trustee a certificate, certifying that such breach has been cured; or

        (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Noteholders of at least 25% in principal amount of the Outstanding Notes, a written notice (and the Trustee shall give such written notice to the Company upon the request of the Noteholders of at least 25% in principal amount of the Outstanding Notes) specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (6) a default under any bond, debenture, note or other evidence of Indebtedness of the Company or any Restricted Subsidiary (other than a Securitization Entity) (including obligations under leases required to be capitalized on the balance sheet of the lessee under GAAP), or a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or Restricted Subsidiary (other than a Securitization Entity), (including such leases), whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness in excess of $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations in excess of $5,000,000 being accelerated, without such acceleration having been rescinded or annulled or such Indebtedness shall not have been discharged within a period of 30 days after such default or acceleration, or if the Company is replaced as servicer in any transaction which affects more than 25% of the principal amount of outstanding obligations in connection with the Company's Qualified Securitization Transactions and Warehouse Facilities, taken as a whole, and such event is not cured within 30 days; provided, however, that this
Section 501(5) shall not apply to a default under any Purchase Money Indebtedness of the Company if, and so long as, the Company is in good faith and in the exercise of its reasonably prudent business judgment, contesting its obligations thereunder in accordance with a reasonable interpretation of the documentation of such obligation and has posted a bond sufficient to pay such obligation in the event it is determined to be due and payable; or

        (7) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary, under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

        (8) the commencement by the Company or any Restricted Subsidiary of a voluntary case under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or

        (9) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company or any Restricted Subsidiary not fully insured against in an aggregate amount in excess of $5,000,000 not covered by insurance by a court or courts of competent jurisdiction, which judgment or judgments remain unsatisfied for a period of 30 days after the right to appeal all such judgments has expired or otherwise terminated.

SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

        If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Noteholders of not less than 25% in principal amount of the Outstanding Notes may, and the Trustee upon request of the Noteholders of not less than 25% in principal amount of the Outstanding Notes shall, declare the principal of all the Notes to be due and payable immediately, by notice in writing to the Company (and to the Trustee if given by Noteholders), and upon any such declaration such entire principal amount and all interest shall become immediately due and payable. Collection actions or judicial proceedings may be commenced as set forth in Section 503.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Noteholders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

        (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                (a) all overdue installments of interest on all Notes,

                (b) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

                (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Notes, and

                (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and the Holders and their agents and counsel if such Holders have initiated action in accordance with this Section 502; and

        (2) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

        The Company covenants that if:

        (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 15 days, or

        (2) default is made in the payment of the principal of (or premium, if any, on) any Note at its Maturity, the Company will, subject to the provisions of Article Thirteen, upon demand of the Trustee or Noteholders of not less than 25% in aggregate principal amount of the Outstanding Notes, pay to the Trustee, for the benefit of all the Noteholders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or the Holders as set forth herein, their agents and counsel, as the case may be, whether or not judicial proceedings are commenced.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, or the Holders of not less than 25% in principal amount of the Notes Outstanding, on behalf of all Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in and of the exercise of any power granted herein, or to enforce any other proper remedy. Holders of not less than 25% in principal amount of Notes Outstanding, on behalf of all Holders, may initiate such appropriate judicial proceedings in the same manner as the Trustee. The Trustee or the Holders initiating action hereunder, as the case may be, shall be reimbursed for the costs of collection incurred as provided for above in this Section 503.

SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.


        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

        (1) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceeding, and

        (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 hereof.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.


        All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders of the Notes in respect of which such judgment has been recovered.

SECTION 506.  APPLICATION OF MONEY COLLECTED.

        Any money collected by the Trustee or the Holders directly pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

        FIRST: to the payment of all amounts due the Trustee under Section 607 hereof;

        SECOND: to the payment of the amounts then due and unpaid for costs of collection, principal, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

        THIRD: to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

SECTION 507.  LIMITATION ON SUITS.

        (1) Prior to the declaration of acceleration provided for in Section 502 hereof, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                (b) the Noteholders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                (c) such Holder or Noteholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Noteholders of a majority in principal amount of the Outstanding Notes; it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders.

        (2) After the declaration of acceleration provided for in Section 502 hereof, Holders of 25% or more in principal amount of Outstanding Notes may institute judicial proceedings in respect to such Event of Default which triggers the declaration of acceleration in their own name in the manner provided in Section 503 if the Trustee has not instituted such proceedings within 60 days after such declaration, it being understood that such Holders shall not have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any rights under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

SECTION 508. UNCONDITIONAL RIGHT OF NOTEHOLDERS TO RECEIVE PRINCIPAL, PREMIUM
             AND INTEREST.

        Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to receive payment (subject to Section 307) of the principal of (and premium, if any) and interest on such Note on the Stated Maturity thereof (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  DELAY OR OMISSION NOT WAIVER.

        No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

SECTION 512.  CONTROL BY NOTEHOLDERS.

        The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

        (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

        (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.  WAIVER OF PAST DEFAULTS.

        The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, provided that a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of certain other covenants or provisions hereof cannot be modified or amended except as set forth in Section 902 hereof.

        Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  UNDERTAKING FOR COSTS.

        All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                              (END OF ARTICLE FIVE)

                                   ARTICLE SIX
                                   THE TRUSTEE


SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

        (1) Except during the continuance of an Event of Default,

                (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

        (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Trust Indenture Act, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (a) this Subsection shall not be construed to limit the effect of Subsection (1) (a) of this Section;

                (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  NOTICE OF DEFAULTS.

        Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, notice of such default hereunder known to a Responsible Officer of Trustee, unless such default shall have been cured or waived, provided that (i) except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders, and (ii) in the case of any default of the character specified in Section 501(4), no such notice to Noteholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

        Except as otherwise provided in Section 601:

        (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request and any resolution of the board of directors of the Company may be sufficiently evidenced by a Company Resolution;

        (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (4) the Trustee may consult with counsel (who may be counsel to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (6) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document unless requested to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, provided that if the payment within a reasonable time to the Trustee of the costs, expenses and liabilities likely to be incurred in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

        (7) the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten or Section 1101 or 1102 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Default or Event of Default occurring pursuant to Section 501(1) or 501(2), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 604.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

        The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 605.  TRUSTEE MAY HOLD NOTES.

        The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have it if were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

SECTION 606.  MONEY HELD IN TRUST.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.  COMPENSATION AND REIMBURSEMENT.

        The Company agrees:

        (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2) except as otherwise expressly provided for herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest on Notes.

SECTION 608.  DISQUALIFICATION; CONFLICTING INTERESTS.

        In the event that the Trust Indenture Act is applicable hereto, and if the Trustee has or shall acquire a conflicting interest within the meaning of Trust Indenture Act Section 310(b) and there exists an Event of Default hereunder (exclusive of any period of grace or requirement of notice), the Trustee shall either eliminate such conflict of interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.  TRUSTEE REQUIRED; ELIGIBILITY.

        There shall at all times be a Trustee hereunder which shall (a) be a corporation or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers or any other person permitted by the Trust Indenture Act to act as a trustee under an indenture qualified under the Trust Indenture Act, and (b) have a combined capital and surplus of at least $25,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

        (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

        (2) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

        (3) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (4) If at any time:

                (a) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                (b) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

        THEN, in any such case, (i) the Company by a Company Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Noteholders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed, forthwith upon its acceptance of such appointment, shall become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner provided in Section 611, any Holder who has been a bona fide holder of a Note for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Noteholders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such Successor Trustee shall be qualified and eligible under this Article.

        Upon the appointment of any Successor Trustee hereunder, all fees, charges and expenses of the retiring Trustee shall become immediately due and payable.

SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes) and the Trust Indenture Act is applicable hereto, the Trustee shall be subject to the provisions of Trust Indenture Act
Section 311(a) or, if applicable, Trust Indenture Act Section 311(b) regarding the collection of the claims against the Company (or any such other obligor).

SECTION 614.  APPOINTMENT OF AUTHENTICATING AGENT.

        At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Noteholders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

        If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in lieu of the form of certificate of authentication set forth in Section 204, a certificate of authentication in the following form:

        "This is one of the Notes described in the within mentioned Indenture."


                                            ------------------------------------
                                            As Trustee


                                            By
                                               ---------------------------------
                                                   As Authenticating Agent


                                            By
                                               ---------------------------------
                                                   Authorized Signature


                              (END OF ARTICLE SIX)

                                  ARTICLE SEVEN
              NOTEHOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS.

        The Company will furnish or cause to be furnished to the Trustee:

        (1) quarterly, not later than first day of the month in which an Interest Payment Date occurs, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders as of such Regular Record Date, and

        (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that such list need not be furnished so long as the Trustee is the Note Registrar.

        (3) The Trustee shall furnish, and the Company shall cause the Trustee to furnish, to Miller & Schroeder Financial, Inc. or its successor ("Miller & Schroeder") at such times as Miller & Schroeder may reasonably request in writing, within 30 days of the receipt by the Trustee of such request, a list of the names and addresses of the Noteholders as of a date not more than 15 days prior to the time such list is furnished; provided however, the Company's obligations under this Section 701(3) shall cease in the event the Company consolidates or merges into any other Person pursuant to Article Eight or there is a change of control of Miller & Schroeder Financial, Inc.

SECTION 702.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

        (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Noteholders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

        (2) If three or more Noteholders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                (a) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(1), or

                (b) inform such applicants as to the approximate number of Noteholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(1) and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 702(1) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Noteholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed and, on notice to the Trustee, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal by such applicants of their applications.

        (3) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with Section 702(2), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 702(2).

SECTION 703.  REPORTS BY THE COMPANY.

        The Company shall:

        (1) File with the Trustee, within 30 days after the Company is required to file the same with the Commission or to mail the same to its shareholders, copies of the quarterly reports, annual reports and the information, documents and other reports (or copies of such portions of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 12 or 13 or Section 15(d) of the Exchange Act, or to mail to its shareholders pursuant to Section 14(a) thereof. The Company agrees to make all filings with the Commission required by Section 15(d) of the Exchange Act without regard to the number of holders of record of the Notes.

        (2) File with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this

Indenture as may be required from time to time by such rules and regulations and the Company shall otherwise comply with the provisions of Section 314(a) of the Trust Indenture Act.

        (3) Transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Trustee (unless some other time shall be fixed by the Commission) any annual report filed with the Trustee pursuant to paragraph (1) of this Section;

        (4) File with the Trustee within 45 days after the end of each of the Company's fiscal quarters a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company stating that the Company is in compliance with Article Ten, setting forth the calculations supporting such certification, where applicable, and attaching the unaudited financial statements of the Company, and file a supplemental certificate to the same effect attaching the audited financial statements of the Company promptly after such statements become available.

        (5) File with the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the Chief Executive Officer or Chief Financial Officer of the Company as to such person's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture.

        (6) File with the Trustee evidence of compliance with conditions precedent, if any, provided for in this Indenture as required by Section 314(c) of the Trust Indenture Act.

SECTION 704.  REPORTS BY TRUSTEE.

        (1) Within sixty (60) days of ______ 15 each year commencing with the year 2000, the Trustee shall transmit by mail to all Noteholders, as hereafter provided for, a brief report with respect to the following, provided that no report need be transmitted if no event requiring to be disclosed in the report has occurred:

                (a) any change to its eligibility and its qualifications under
Section 609;

                (b) the creation of or any material change to a relationship specified in subsections (1) through (10) of Section 310(b) of the Trust Indenture Act;

                (c) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on the trust estate or any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if the unpaid aggregate of such advances does not exceed 1/2 of 1% of the principal amount of the Notes Outstanding on the date of such report;

                (d) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its corporate capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2)(3)(4) or (6) of subsection (b) of Section 311 of the Trust Indenture Act;

                (e) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                (f) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which has not been previously reported;

                (g) any additional issue of Notes which the Trustee has not previously reported; and

                (h) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Notes or the trust estate, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

        (2) The Trustee shall transmit to the Noteholders as hereinafter provided, within the times hereinafter specified, a brief report with respect to--

                (a) The release, or release and substitution, of property subject to the lien of this Indenture and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by paragraph (1) of subsection (d) of Section 314 of the Trust Indenture Act is less than 10 per centum of the principal amount of Notes outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

                (b) The character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of (1) (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than 10 per centum of the principal amount of the Notes Outstanding at such time, such report to be so transmitted within 90 days after such time.

        (3) Reports pursuant to this paragraph shall be transmitted by mail--

                (a) To all registered holders of Notes, as the names and addresses of such holders appear upon the Note Register;

                (b) To such Noteholders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                (c) Except in the case of reports pursuant to paragraph (2) of this section, to all Noteholders whose names and addresses have been furnished to or received by the Trustee pursuant to Section 701 hereof.

        (4) A copy of each such report shall, at the time of such transmission to Noteholders, be filed with each stock exchange upon which the Notes are listed, and also with the Commission.


                             (END OF ARTICLE SEVEN)

                                  ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

        The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or any Subsidiary or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any Subsidiary, unless:

        (1) in case the Company shall consolidate with or merge into another corporation, trust or entity, the Person formed by such consolidation or into which the Company is merged shall be a trust, corporation or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and counsel to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

        (2) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, with the passage of time or the giving of notice, would become an Event of Default, shall have occurred and be continuing;

        (3) the Company, or the surviving entity, as the case may be, immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) shall have a Consolidated Tangible Net Worth equal to or greater than the amount required by Section 1012 hereof;

        (4) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity, as the case may be, could incur $1.00 of Indebtedness pursuant to paragraph (3) of Section 1008 hereof: and

        (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.  SUCCESSOR SUBSTITUTED.

        Upon any consolidation or merger of the Company with or into any other corporation, trust or other entity in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                             (END OF ARTICLE EIGHT)

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

        Without the consent of any Noteholders, the Company, when authorized by a Company Resolution, and the Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee for any of the following purposes:

        (1) to evidence the succession of another trust, corporation or other entity to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

        (2) to add to the covenants of the Company for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company; or

        (3) to evidence and provide for acceptance of appointment of a successor trustee; or

        (4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

        (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct typographical errors, or to make any other provisions with respect to matters or questions arising under this Indenture or Trust Indenture Act which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this paragraph (5) shall not adversely affect the interests of the Noteholders.

SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

        With the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, by Act of such Noteholders delivered to the Company and the Trustee, the Company, when authorized by a Company Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture, provided that without the consent of the Holder of each Outstanding Note affected thereby, no such supplemental indenture shall,

        (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or any premium payable on the redemption thereof, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

        (2) reduce the percentages in principal amount of the Outstanding Notes, the consent of whose Noteholders is required for any such supplemental indenture, or the consent of whose

Noteholders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

        (3) modify any of the provisions of this Section, Section 513, Section 1013 or Article Twelve, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

        (4) modify any of the provisions of this Indenture relating to the subordination of the Notes in a manner adverse to the Noteholders.

        It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 901(3)) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

        Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 906.  EFFECT ON SENIOR DEBT.

        No supplemental indenture shall adversely affect the rights of any holder of Senior Debt under Article Thirteen without the consent of such holder.

SECTION 907.  CONFORMITY WITH TRUST INDENTURE ACT.

        Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

                              (END OF ARTICLE NINE)

                                   ARTICLE TEN
                                    COVENANTS

SECTION 1001. PAYMENT OF PRINCIPAL AND INTEREST.

        The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

        The Company will maintain in New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location, of such office or agency. Until otherwise designated by the Company in a written notice to the Trustee, and if at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in the first paragraph of this instrument as an agency of the Company.

SECTION 1003. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action.

        Whenever the Company shall have one or more Paying Agents, on or prior to each due date of the principal of (and premium, if any) or interest on any Notes, it will deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

        (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

        (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Unless otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease, provided that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, may cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. MAINTENANCE OF CORPORATE EXISTENCE, LICENSING AND RIGHTS.

        Subject to Article Eight hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and each Subsidiary, and all material rights, certificates, authorities, licenses, permits and approvals of any of them, and shall conduct its business in conformity with the requirements of such rights, certificates, authorities, licenses, permits and approvals, provided that the Company shall not be required to preserve any such right, certificate, authority, license or permit or maintain the corporate existence of any subsidiary that is not a Subsidiary if the Board of Directors of the Company shall reasonably and in good faith determine that the preservation thereof is no longer desirable in the



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conduct of the business of the Company or of its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

SECTION 1005. PAYMENT OF TAXES AND ASSESSMENTS.

        The Company will cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income or profits of the Company or any Subsidiary or upon property or any part thereof belonging to the Company or any Subsidiary before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof, provided that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings.

SECTION 1006.  INTENTIONALLY OMITTED.

SECTION 1007. MAINTENANCE OF NASDAQ LISTING.

        The Company shall, throughout the term of the Notes and this Indenture, maintain the listing of its shares of Common Stock on the Nasdaq National Market or another national market or exchange.

SECTION 1008. LIMITATION ON ADDITIONAL INDEBTEDNESS.

        The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or issue, directly or indirectly, or guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any Indebtedness, except for:

        (1) Indebtedness under this Indenture;

        (2) Indebtedness of the Company and any Restricted Subsidiary not otherwise referred to in this Section 1008 outstanding on the Issue Date;

        (3) Indebtedness that, immediately after giving pro forma effect to the incurrence thereof, does not cause the Consolidated Leverage Ratio to exceed 3.0 to 1.0;

        (4) any deferrals, renewals, extensions, replacements, refinancings or refundings of, or amendments, modifications or supplements to, Indebtedness incurred under clauses (2), (3), (6), or (8) hereof, whether involving the same or any other lender or creditor or group of lenders or creditors, provided that any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements (i) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented, (ii) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being renewed, extended, replaced, refinanced or refunded and (iii) shall be subordinated to the Notes at least to the



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

extent and in the manner, if at all, that the Indebtedness being renewed, extended, replaced, refinanced or refunded is subordinated to the Notes;

        (5) Indebtedness of the Company owing to and held by any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary provided, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

        (6) Indebtedness incurred in connection with a purchase of Notes as required in connection with a Change of Control; provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount of the Notes purchased in connection with a Change of Control and provided further that such Indebtedness does not mature prior to the Stated Maturity of the Notes;

        (7) Indebtedness (A) under Currency Exchange Protection Agreements and Interest Rate Protection Agreements, in each case entered into in the ordinary course of the financial management of the Company and not for speculative purposes; provided, however, that, in the case of Currency Exchange Protection Agreements and Interest Rate Protection Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in the exchange rates or interest rates or by reason of customary fees, indemnities and compensation payable thereunder, and (B) under Commodity Price Protection Agreements entered into in the ordinary course of the financial management of the Company and not for speculative purposes; provided that the notional amount of each such Commodity Price Protection Agreement does not exceed the underlying obligation or amount to which such Commodity Price Protection Agreement relates;

        (8) Permitted Warehouse Indebtedness by the Company or any Restricted Subsidiary; provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary, as the case may be, at the time such Indebtedness ceases to constitute Permitted Warehouse Indebtedness;

        (9) Non-Recourse Indebtedness (except for Standard Securitization Undertakings) of any Securitization Entity; provided, that if, but only to the extent, any such Indebtedness ceases to constitute Non-Recourse Indebtedness (except for Standard Securitization Undertakings) or if the Subsidiary that Incurred such Indebtedness ceases to be a Securitization Entity, such event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

        (10) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property which Indebtedness does not in the aggregate exceed $8 million in aggregate principal amount at any one time outstanding.



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        For purposes of determining compliance with the foregoing covenant, (a)
in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (b) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

SECTION 1009.  TRANSACTIONS WITH AFFILIATES.

        The Company will not itself, and will not permit any Restricted Subsidiary to, engage in any transaction (an "Affiliate Transaction") of any kind or nature with any Affiliate of the Company, other than a Restricted Subsidiary, unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series or related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by a person experienced in transactions of the nature of the subject transaction, other than an Affiliate of the Company.

        The provisions of the foregoing paragraph shall not apply to (a) transactions between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, (b) any Restricted Payment permitted to be made under Section 1010 hereof or any Permitted Investment, (c) loans or advances to employees in the ordinary course of business, (d) customary directors fees and indemnities, (e) ordinary course commercial agreements or renewals thereof on such terms as are in effect as of the Issue Date and which terms are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (f) any Indebtedness permitted by paragraph (5) of Section 1008, (g) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (h) the grant of stock options or similar rights to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Board of Directors, (i) transactions effected as part of a Qualified Securitization Transaction, and (j) transactions effected as part of the incurrence of Permitted Warehouse Indebtedness.

SECTION 1010. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING A SUBSIDIARY.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company, to create or otherwise cause or permit to exist or become effective or enter into any agreement with any Person that would cause or create any consensual encumbrance or restriction of any kind on the



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ability of any Restricted Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits owned by the Company or a Restricted Subsidiary of the Company, (b) make any loans or advances to, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Restricted Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) the Notes or this Indenture, (ii) any restrictions existing under agreements in effect on the Issue Date (iii) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (i) or (ii) above, provided that the terms and conditions of such restrictions are not materially less favorable in the aggregate to the Noteholders than those under or pursuant to the agreement being replaced; (iv) any encumbrances or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or was designated a Restricted Subsidiary (other than (x) an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company and (y) any encumbrance or restriction with respect to a Restricted Subsidiary formerly designated an Unrestricted Subsidiary) and outstanding on such date; (v) any applicable law, rule, regulation or order; (vi) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder, (vii) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (viii) dividends, Indebtedness or other transactions of a Securitization Entity, the Company or a Subsidiary in connection with a Qualified Securitization Transaction; (ix) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (x) encumbrances or restrictions pursuant to Permitted Warehouse Indebtedness.

SECTION 1011.  RESTRICTIONS ON RESTRICTED PAYMENTS

        (1) The Company shall not make and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment:

                (a) if at the time of such action an Event of Default shall have occurred and be continuing or with the lapse of time will occur, after giving effect to such Restricted Payment; or

                (b) if at the time, upon giving effect to such Restricted Payment, the Company could not incur at least $1.00 of Indebtedness pursuant to paragraph (3) of Section 1008 hereof; or

                (c) if, immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made from January 1, 2000, through and including the date of such Restricted Payment (the "Base Period") exceeds the sum of (i) 50% of the Consolidated Net Income (or in the event Consolidated Net Income is a deficit, minus 100% of such deficit) during the Base Period, (ii) 100% of the aggregate net proceeds received by the Company from the issue or sale during the Base Period of Capital Stock of the Company;
(iii) the amount by which



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

Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (iv) an amount equal to the sum of (A) the net reduction in Investments in any Person resulting from dividends or repayments of loans or advances, in each case to the Company or any Restricted Subsidiary from such Person or from the sale for cash or other liquidation or repayment in cash, in each case the proceeds of which are received by the Company or any Restricted Subsidiary, and (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary; provided, however, that the foregoing sum in this clause (iv) shall not exceed, in the case of any Person, the amount of Investments made since the Issue Date by the Company or any Restricted Subsidiary in such Person and treated as a Restricted Payment.

        (2) The provisions of the foregoing paragraph shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Debt of the Company made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan of the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan are attributable to employee contributions); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (c)(ii) of paragraph (1) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be incurred pursuant to Section 1008 hereof; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the covenant described hereunder; provided, however, that at the time of payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (iv) any purchase of Capital Stock of the Company made from time to time to meet the Company's obligations under its employee stock ownership and option plans; provided, however, that such purchases shall be excluded from the calculation of the amount of Restricted Payments; and
(v) dividends, Indebtedness or other transactions of a Securitization Entity, the Company or a Subsidiary in connection with a Qualified Securitization Transaction.

        (3) In the Event any Unrestricted Subsidiary becomes a Restricted Subsidiary, the Company shall be deemed to have made an Investment in such Subsidiary equal to the amount of the "Investments" made in such Subsidiary since the Issue Date as if such Subsidiary been a Restricted Subsidiary or a non-Wholly Owned subsidiary since the Issue Date.

SECTION 1012. NET WORTH.

        The Company will at the end of each fiscal quarter during the term of the Notes keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of Thirty-Five



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Million ($35,000,000) plus (1) on a cumulative basis, 50% of positive
Consolidated Net Income from January 1, 1999, minus (but never below $35,000,000); (2) on a cumulative basis from January 1, 1999 up to $3,000,000 in respect of "FASB 125 Net Worth Adjustments." As used herein, the term "FASB 125 Net Worth Adjustments" shall mean downward adjustments in Net Worth required by Financial Accounting Standard No. 125 issued by the Financial Accounting Standards Board. The minimum Consolidated Tangible Net Worth of the Company required by this Section shall not decrease, regardless of whether the Company shall have negative Net Income during any fiscal quarter, other than up to $3,000,000 in respect of FASB 125 Net Worth Adjustments and in no event decrease below $35,000,000.

SECTION 1013. WAIVER OF CERTAIN COVENANTS.

        The Company may omit in any particular instance to comply with the covenants set forth in Sections 1004 through 1011 and Section 1013, inclusive, if before the time for such compliance the Noteholders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by Act of such Noteholders, either waive such compliance in such instance or generally waive compliance with such covenants, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of such covenant shall remain in full force and effect.

SECTION 1014.  STATEMENT AS TO COMPLIANCE.

        The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the Chairman of the Board, President or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that:

                (a) an analysis of the activities of the Company during such year and of performance under this Indenture has been made under such person's supervision, and

                (b) to the best of such person's knowledge, based on such analysis, the Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such person and the nature and status thereof, and if continuing the actions being taken by the company to cure the same.

                              (END OF ARTICLE TEN)



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

                                 ARTICLE ELEVEN
                               REDEMPTION OF NOTES

SECTION 1101. OPTIONAL REDEMPTION.

        The Company may, at its option, at any time on or after _____ 15, 2002, redeem the Notes either as a whole or from time to time in part in a minimum aggregate principal amount of $100,000, at the following Redemption Prices (expressed in percentages of the principal amount thereof), together with interest accrued and unpaid thereon to the Redemption Date (which shall be an Interest Payment Date), if redeemed during the twelve month period beginning on _____ 15, in each of the following years:

Year:                    2002            2003             2004            2005 and thereafter
Redemption Price:        105%            103%             101%            100%

        The particular Notes to be redeemed on a Redemption Date pursuant shall be selected as provided in Section 1104.

SECTION 1102. APPLICABILITY OF ARTICLE.

        Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, or any supplement hereto shall be made in accordance with such provisions and this Article, provided that no redemption shall be made under this Article during any period in which an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

SECTION 1103. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

        The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Company Resolution. In case of any redemption at the election of the Company of less than all the Notes, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), the Company shall notify the Trustee of such Redemption Date and of the aggregate principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

SECTION 1104. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

        If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by lot or in any manner deemed by the Trustee to be proper. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Notes which have been selected for redemption.

SECTION 1105. NOTICE OF REDEMPTION.



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

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address appearing in the Note Register.

        All notices of redemption shall state:

        (1) the Redemption Date (which shall be an Interest Payment Date),

        (2) the Redemption Price,

        (3) if less than all the Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed,

        (4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

        (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

        Notice of redemption of Notes to be redeemed shall be given by the Company or, upon Company Request, by the Trustee in the name and at the expense of the Company.

SECTION 1106. DEPOSIT OF REDEMPTION PRICE.

        On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003) in immediately available funds an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date.

SECTION 1107. NOTES PAYABLE ON REDEMPTION DATE.

        Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall become, on the Redemption Date, due and payable at the Redemption Price therein specified, and on and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date, exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, which shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

        If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

                             (END OF ARTICLE ELEVEN)

                                 ARTICLE TWELVE
                        REPURCHASE OF NOTES AT THE OPTION
                      OF THE HOLDER UPON CHANGE IN CONTROL

SECTION 1201. RIGHT TO REQUIRE REPURCHASE.

        In the event that, there shall occur a Change of Control (as hereinafter defined) of the Company, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 1202(a)) at a purchase price, payable in cash, equal to 101% of the principal amount of Notes to be repurchased (a "Repurchase Price"), together with accrued interest to the Repurchase Date. Such right to require the repurchase of the Notes shall not continue after a discharge of the Company from its obligations with respect to the securities in accordance with Article Four, unless a Change of Control shall have occurred prior to such discharge. The Repurchase Price shall be paid in cash.

SECTION 1202.  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

        (a) Unless the Company shall have theretofore called for redemption all the Outstanding Notes pursuant to Article Eleven, on or before the 30th day after the occurrence of a Change of Control, the Company or, at the request of the Company, the Trustee, shall mail to all Holders in the manner provided in
Section 1105 a notice (the "Company Notice") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee and cause a copy of such notice of a repurchase right to be published in a newspaper of general circulation in Minneapolis and St. Paul, Minnesota and Los Angeles, California.

                Each notice of a repurchase right shall state:

                        (1) the Repurchase Date,

                        (2) the date by which the repurchase right must be exercised,

                        (3) the Repurchase Price, and

                        (4) a description of the procedure which a Holder must follow to exercise a repurchase right.

        No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

        (b) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased, a statement that an election to exercise the repurchase right is being made thereby,



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

and (ii) the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable.

        (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash, as provided above, to the Holder on the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised.

        (d) If any Note surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Note.

        (e) Any Note which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

SECTION 1203.  CERTAIN DEFINITIONS.

        For purposes of this Article:

        (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act, as amended, and for the purpose of this Article 12, "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of such Exchange Act as in effect on the date of the original execution of this Indenture; and

        (2) a "Change of Control" of the Company shall be deemed to have occurred: at such time as any Person becomes the beneficial owner, directly or indirectly, through a sale, lease or other transfer of all or substantially all of the Company's assets, purchase, redemption, merger, consolidation or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company (or Surviving Person, in the case of a Consolidation, merger or sale, lease or other transfer of all or substantially all of the Company's assets) entitled to vote in elections of directors.

                             (END OF ARTICLE TWELVE)



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                                ARTICLE THIRTEEN
                             SUBORDINATION OF NOTES

SECTION 1301. AGREEMENT TO SUBORDINATE.

        The Company covenants and agrees, and each Holder of Notes by such Holder's acceptance thereof (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes is hereby expressly subordinated, and junior to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

SECTION 1302. DISTRIBUTION OF ASSETS, ETC.

        Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or upon any acceleration or maturity of the Notes or otherwise:

        (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon, or adequate provisions shall be made for such payment, before the Noteholders of the Notes are entitled to receive any payment on account of the principal of (and premium, if any) or interest on the Indebtedness evidenced by the Notes; and

        (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Noteholders of the Notes or the Trustee would be entitled except for the provisions of this Article Thirteen shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt which may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt.

SECTION 1303. NO PAYMENT TO NOTEHOLDERS IF SENIOR DEBT IS IN DEFAULT.

        (1) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Debt before any payment is made on account of the principal of (and premium, if any) or interest on the Notes or to acquire any of the Notes.

        (2) Upon the happening of an event of default with respect to any Senior Debt, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of (or premium, if any) or interest on such Senior Debt, upon written notice thereof given to the Company and the Trustee by the holder or holders of such Senior Debt or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal (or premium, if any) or interest on the Notes or to acquire any of the Notes.



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

SECTION 1304. SUBROGATION.

        Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of Senior Debt, and the Noteholders of the Notes, no such payment or distribution made to the holders of Senior Debt by virtue of this Article Thirteen which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of the Senior Debt, it being understood that the provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 1305. OBLIGATION OF COMPANY UNCONDITIONAL.

        Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Thirteen of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercises of any such remedy.

        Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee and the Noteholders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Noteholders of the Notes for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

SECTION 1306. PAYMENTS ON NOTES PERMITTED.

        Nothing contained in this Article Thirteen or elsewhere in this Indenture, or in any of the Notes, shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except during the continuance of any event of default specified in Section 1303 (not cured or waived), payments at the Stated Maturity of principal of (and premium, if any) and interest on the Notes, or (b) prevent the application by the Trustee or any Paying Agent of any moneys held by the Trustee or such Paying Agent, in trust for the benefit of the Noteholders of Notes as to which notice of redemption shall have been mailed or published at least once prior to the happening of an event of default specified in Section 1303, to the payment of or on account of the principal of (and premium, if any) and interest on such Notes, or (c) prevent the application by the Trustee or any Paying Agent of any moneys deposited prior to the happening of any event of default specified in Section 1303 with the Trustee or such Paying Agent in trust for the purpose of paying a specified installment or installments of interest on the Notes, to the payment of such installments of interest on the Notes.

SECTION 1307. EFFECTUATION OF SUBORDINATION BY TRUSTEE.

        Each Holder of Notes, by such Holder's acceptance thereof, authorizes and directs the Trustee in such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Thirteen and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 1308. KNOWLEDGE OF TRUSTEE.

        Notwithstanding the provisions of this Article Thirteen or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof, at least one business day prior to the relevant payment date, from the Company, any Holder, any Paying Agent or the holder or representative or any class of Senior Debt.

SECTION 1309. RIGHTS OF HOLDERS OF SENIOR DEBT NOT IMPAIRED.

        No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 1310. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith pay over or distribute to the Noteholders of the Notes, to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 1311. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 1312. ARTICLE APPLICABLE TO PAYING AGENTS.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.



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

SECTION 1313. RIGHTS AND OBLIGATIONS SUBJECT TO POWER OF COURT.

        The rights of the holders of Senior Debt and the obligations of the Trustee and the Noteholders set forth in this Article Thirteen are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Notes and the Noteholders thereof by a plan or reorganization under applicable bankruptcy law.

                            (END OF ARTICLE THIRTEEN)



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

        This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.


                                            ONYX ACCEPTANCE CORPORATION


                                            By
                                               ---------------------------------
                                               John W. Hall, President

Attest:


---------------------------------

               , Secretary
---------------


                                            BANKERS TRUST COMPANY, as Trustee


                                            By
                                               ---------------------------------

                                            Its
                                               ---------------------------------

Attest:


---------------------------------
Trust Officer



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